SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): April 8, 2005


                              99 CENTS ONLY STORES
               (Exact Name of Registrant as Specified in Charter)



           California                  1-11735                 95-2411605
  (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)             File Number)         Identification No.)


  4000  East  Union  Pacific  Avenue
  City  of  Commerce,  California                                    90023
  (Address  of  Principal  Executive  Offices)                     (Zip  Code)


  Registrant's telephone number, including area code:  (323) 980-8145


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Item 2.02.  Results of Operations and Financial Condition.

     On April 8, 2005, 99 Cents Only Stores (the "Company") issued a press release announcing its sales results for the quarter ended March 31, 2005 (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit
99.1 and incorporated herein by reference. The information in Item 2.02 of this Current Report on Form 8-K, including the title and the first seven paragraphs of Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) The Company's management and its audit committee concluded on April 8, 2005 that certain of the Company's previously issued financial statements will be restated. As a result of the restatement, the financial statements and independent auditors' report included in the Company's Annual Report on Form 10-K for the years ended December 31, 2002 and 2003, and the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 should no longer be relied upon. The portion of the Press Release (attached hereto as Exhibit 99.1) under the heading "Restatement of Financial Statements; Update on Timing of 2004 Earnings Release and Form 10-K Filing" is incorporated herein by reference and gives a brief description of the facts underlying the conclusion to restate the Company's financial statements. The Company's management and audit committee have discussed the matters disclosed in this Item 4.02 with Deloitte & Touche LLP, its independent registered public accounting firm. The Company's management has also discussed the matters disclosed in this Item 4.02 with its former independent registered public accounting firm.

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit No.   Description

     99.1          Press release dated April 8, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          99 CENTS ONLY STORES

Date:  April 14, 2005                     By:  /S/ ERIC SCHIFFER


                                          ---------------------------------
                                            Eric Schiffer
                                            Chief Executive Officer


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                    EXHIBIT INDEX


Exhibit No.   Description

99.1          Press release dated April 8, 2005


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